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                                   EXHIBIT 11

COMPUTATION OF NET INCOME PER SHARE
(Thousands of Dollars Except Per Share Data)

                                                      1995           1994           1993
--------------------------------------------------------------------------------------------
FULLY DILUTED
  Average shares outstanding                        85,189,406     86,295,514     88,716,976
  Options -- treasury stock method                     636,278        579,924        744,892
  Assumed conversion of 6.25% Convertible
     Subordinated Debentures                             3,971         70,870         84,899
--------------------------------------------------------------------------------------------
  Average fully diluted shares                      85,829,655     86,946,308     89,546,767
============================================================================================
  Net income                                          $200,654       $186,571       $165,227
  Add 6.25% Convertible Subordinated Debentures
     interest -- net of tax (1)                             --              8             10
--------------------------------------------------------------------------------------------
  Net income applicable to fully diluted shares       $200,654       $186,579       $165,237
============================================================================================
  Net income per share                                   $2.34          $2.15          $1.85
============================================================================================
PRIMARY
  Average shares outstanding                        85,189,406     86,295,514     88,716,976
  Options -- treasury stock method                     553,867        566,222        718,920
--------------------------------------------------------------------------------------------
  Average shares and equivalents                    85,743,273     86,861,736     89,435,896
============================================================================================
  Net income applicable to shares and
     equivalents                                      $200,654       $186,571       $165,227
===========================================================================================
  Net income per share                                   $2.34          $2.15          $1.85
============================================================================================

(1) All 6.25% Convertible Subordinated Debentures outstanding at December 31, 1994 were converted to common stock during the first quarter of 1995 without incurring further interest.

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